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                              ACCOUNTANTS' CONSENT

The Board of Directors
Capstone Capital Corporation:


     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                          KPMG PEAT MARWICK


Birmingham, Alabama
June 21, 1994